UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 14, 2019

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

301 Binney Street
Cambridge, Massachusetts	02142
(Address of principal	(Zip code)
executive offices)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	IRWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 14, 2019, Ironwood Pharmaceuticals, Inc. (the “Company”) issued $25 million aggregate principal amount of the Company’s 0.75% Convertible Senior Notes due 2024 (the “Additional 2024 Notes”) and $25 million aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2026 (the “Additional 2026 Notes” and, together with the Additional 2024 Notes, the “Additional Notes”), pursuant to respective indentures dated as of August 12, 2019 with U.S. Bank National Association, as trustee. The Additional Notes were issued and sold to J.P. Morgan Securities LLC (the “Initial Purchaser”) pursuant to the option to purchase the Additional Notes granted by the Company to the Initial Purchaser under the terms of a purchase agreement, dated as of August 7, 2019 (the “Purchase Agreement”).

The Additional 2024 Notes and the Additional 2026 Notes have the same terms as the Company’s 0.75% Convertible Senior Notes due 2024 and 1.50% Convertible Senior Notes due 2026, respectively, that were issued on August 12, 2019, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2019 (the “Notes Form 8-K”).

As described in the Notes Form 8-K, the Company entered into capped call transactions with JPMorgan Chase Bank, National Association and Credit Suisse Capital LLC on August 12, 2019 in connection with the Initial Purchaser’s exercise of its option to purchase the Additional Notes. These capped call transactions are expected generally to reduce the potential dilution to the Company’s Class A common stock upon conversion of the Additional Notes under certain circumstances. See the Notes Form 8-K for additional information.

The information set forth in Item 1.01 of the Notes Form 8-K under the heading “Indentures and the Notes” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 of this Current Report on Form 8-K, on August 14, 2019, the Company issued $25 million aggregate principal amount of Additional 2024 Notes and $25 million aggregate principal amount of Additional 2026 Notes to the Initial Purchaser pursuant to the terms of the Purchase Agreement. The Company offered and sold the Additional Notes to the Initial Purchaser in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by such Initial Purchaser to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Neither the Additional Notes nor the underlying shares of the Company’s Class A common stock (if the Company elects to settle conversions of the Additional Notes through delivery of shares of its Class A common stock) have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including, but not limited to, statements about the expected benefits of the capped call transactions. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, without limitation, the risk that the capped call transactions will not reduce the potential dilution to the Class A common stock and/or offset any cash payments the Company is required to make upon conversion of the Additional Notes. In addition, applicable risks also include those that are listed under the heading “Risk Factors” and elsewhere in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, and in the Company’s subsequent filings with the Securities and Exchange Commission. Except as otherwise noted, these forward-looking statements speak only as of the date of this Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD PHARMACEUTICALS, INC.

	By:	/s/ Halley E. Gilbert
	Name:	Halley E. Gilbert
Date: August 14, 2019	Title:	Senior Vice President, Corporate Development & Chief Administrative Officer